UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2019

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value €0.05 per share	QURE	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

uniQure N.V. (“uniQure”) held its 2019 Annual General Meeting of Shareholders (“AGM”) on Wednesday, June 19, 2019.  The total number of uniQure’s ordinary shares (“Ordinary Shares”) eligible to vote at the AGM was 33,054,926, with one vote per Ordinary Share.  The shareholders of uniQure voted on the following agenda items, each of which is described in more detail in uniQure’s proxy statement:

Agenda Item IV - To adopt the 2018 Dutch statutory annual accounts and treatment of the results

Regarding the proposal to adopt the Dutch statutory annual accounts for the financial year 2018, 27,117,712 votes were cast in favour of the proposal, 826 votes were cast against the proposal, 2,293 votes abstained, and there were 5,934,095 non-votes and no uncast votes.

Agenda Item V - To discharge the liability of the Board of Directors of uniQure (the “Board”)

Regarding the proposal to grant discharge to the members of the Board for the management and conducted policy during the financial year 2018, 27,093,849 votes were cast in favour of the proposal, 24,819 votes were cast against the proposal, 2,163 votes abstained, and there were 5,934,095 non-votes and no uncast votes.

Agenda Item VI - To re-elect Mr. Matthew Kapusta as executive director

Regarding the proposal to re-elect Mr. Matthew Kapusta as executive director of the Board for a term ending at uniQure’s 2022 annual general meeting, 26,192,400 votes were cast in favour of the proposal, 972,483 votes were cast against the proposal, 948 votes abstained, and there were 5,934,095 non-votes and no uncast votes.

Agenda Item VII - To designate the Board as the competent body to issue Ordinary Shares and options to purchase Ordinary Shares (“Options”) under the uniQure 2014 Amended and Restated Share Option Plan (the “2014 Restated Plan”)

Regarding the proposal to renew the designation of the Board as the competent body to issue Ordinary Shares and Options under the 2014 Restated Plan, 20,428,052 votes were cast in favour of the proposal, 6,689,667 votes were cast against the proposal, 3,112 votes abstained, and there were 5,934,095 non-votes and no uncast votes.

Agenda Item VIII — To reauthorize the Board as the competent body to exclude or limit preemptive rights in connection with the issuance of Ordinary Shares

Regarding the proposal to reauthorize the Board as the competent body to exclude or limit preemptive rights in connection with the issuance of Ordinary Shares, 20,420,377 votes were cast in favor of the proposal, 6,696,724 votes were cast against the proposal, 3,730 votes abstained, and there were 5,934,095 non-votes and no uncast votes.

Agenda Item IX — To reauthorize the Board to repurchase Ordinary Shares

Regarding the proposal to reauthorize the Board to acquire the Company’s own fully paid-up Ordinary Shares up to a maximum of 10% of the issued share capital of the Company, 27,103,046 votes were cast in favour of the proposal, 3,911 votes were cast against the proposal, 13,874 votes abstained, and there were 5,934,095 non-votes and no uncast votes.

Agenda Item X — To appoint KPMG Accounts N.V (“KPMG”) as uniQure’s independent registered public accounting firm for the 2019 financial year

Regarding the proposal to appoint KPMG as the external auditor for the 2019 financial year, 2019, 32,861,996 votes were cast in favour of the proposal, 594,136 votes were cast against the proposal, 9,400 votes abstained, and there were no non-votes and no uncast.

Agenda Item XI — To approve, on an advisory basis, the compensation of uniQure’s named executive officers

Regarding the proposal to approve, on an advisory basis, the compensation of uniQure’s named executive officers as disclosed in the Proxy Statement, 27,100,012 votes were cast in favor of the proposal, 17,640 votes were cast against the proposal, 3,361 votes abstained, and there were 5,934,095 non-votes and no uncast votes.

Agenda Item XII — To approve, on an advisory basis, the frequency of advisory votes on the compensation of uniQure’s named executive officers

Regarding the proposal to vote, on a non-binding, advisory basis, for their preference as to how frequently the Board should seek future advisory votes on the compensation of uniQure’s named executive officers, 19,327,337 votes were cast in favor of annual advisory votes, 89,147 votes were cast in favor of biennial advisory votes, 7,638,241 votes were cast in favor of triennial advisory votes, 66,106 votes abstained, and there were 5,934,095 non-votes and no uncast votes. While the results are inconsistent with the Board’s recommendation of triennial advisory votes, the Board intends to adhere to the vote of the shareholders and seek future advisory votes on the compensation of uniQure’s named executive officers on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: June 24, 2019	By:	/S/ MATTHEW KAPUSTA
Matthew Kapusta
Chief Executive Officer and interim Chief Financial Officer